Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72598, 33-72600, 33-72602, 33-90722, 333-62633, 333-89484, 333-91792 and 333-104311) and Form S-3 (No. 333-111816) of Aviall, Inc. of our report dated February 25, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas

March 12, 2004